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                                                                   Exhibit 5

                                               [Swidler & Berlin, Chartered]


                                         July 8, 1998


The Board of Directors
CRIIMI MAE Inc.
11200 Rockville Pike
Rockville, Maryland

         Re:  Registration Statement on Form S-3

Gentlemen:

        We have acted as counsel to CRIIMI MAE Inc., a Maryland corporation (the "Company"), with respect to the Company's Registration Statement on Form S-3, Commission File No. 333- (the "Registration Statement"), filed with the Securities and Exchange Commission, in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of up to 4,700,000 shares of the Company's common stock, par value $.01 per share ("Common Shares"), which Common Shares may be sold by the Company from time to time pursuant to the CRIIMI MAE Inc. Dividend Reinvestment and Stock Purchase Plan, as set forth in the prospectus which forms a part of the Registration Statement. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. ss. 229.601(b)(5), in connection with the Registration Statement.

         As counsel to the Company, we have examined the Company's Articles of Incorporation, as amended (the "Articles"), and such Company records, certificates and other documents and relevant statutes, regulations, published rulings and such questions of law as we considered necessary or appropriate for the purpose of this opinion.

         In our examination, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures. We have relied upon the representations and statements of officers and other representatives of the Company with respect to the factual determinations underlying the legal conclusions set forth herein. We have not attempted to verify independently such representations and statements.

         We assume that the issuance, sale, amount and terms of the Common Shares to be offered from time to time will be duly authorized and determined by proper action of the Board of Directors of the Company consistent with the procedures and terms described in the Registration Statement (each, a "Board Action") and in accordance with the Articles and applicable Maryland law.

        This opinion letter is based as to matters of law solely on (i) the General Corporation Law


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of the State of Maryland and (ii) Maryland contract law (but excluding any statutes, ordinances, administrative decisions, rules or regulations of any political subdivision of Maryland), in each case as currently in effect, and we express no opinion herein as to any other laws, statutes, ordinances, rules or regulations.

         Based upon, subject to and limited by the foregoing and the other qualifications herein, we are of the opinion that, when the Registration Statement has become effective under the Securities Act, upon due authorization by Board Action, and upon issuance and delivery of such Common Shares against payment of valid consideration therefor in accordance with the terms of such Board Action, and as contemplated by the Registration Statement, such Common Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules promulgated thereunder.

         This opinion is rendered solely for your benefit in connection with the transactions described above upon the understanding that we are not hereby assuming any professional responsibility to any other person. Except as provided in the preceding paragraph, this opinion may not be relied upon by any other person and this opinion may not be used, disclosed, quoted, filed with a governmental agency or otherwise referred to without our express prior written consent. The opinions expressed in this letter are limited to the matters expressly set forth herein, and no other opinions should be inferred beyond the matters expressly stated herein.

                                    Very truly yours,


                                    /s/ Swidler & Berlin, Chartered